Exhibit 99.1

FOURTH AMENDMENT TO LOAN DOCUMENTS

          This Fourth Amendment To Loan Documents, dated January 31, 2003, is entered into between Congress Financial Corporation (Western) (“Lender”) and Zila, Inc., Zila Pharmaceuticals, Inc. and Inter-Cal Corporation, Inc. (collectively, the “Borrower”).

          The parties agree to amend the Loan and Security Agreement between them, dated August 17, 2001 (as amended from time to time, the “Loan Agreement”), effective on the date hereof (except where otherwise provided below).  (This Amendment, the Loan Agreement, any prior written amendments thereto signed by Lender and the Borrower, and all other written documents and agreements between Lender and the Borrower are referred to herein collectively as the “Loan Documents”.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

          1.     Modified Adjusted Tangible Net Worth.  Effective as of February 1, 2003, the Adjusted Tangible Net Worth covenant set forth in Section 9.17 of the Loan Agreement is hereby amended to read as follows:

“9.17 Adjusted Tangible Net Worth.  Zila, on a consolidated basis, shall, at all times, maintain Adjusted Tangible Net Worth of not less than $12,000,000, provided that, the amount of such minimum Adjusted Tangible Net Worth shall be:  (a) increased, or decreased, by the amount of any net gain, or net loss, respectively, resulting from any sale to a third party of 100% of the stock or all or substantially all of the assets of any of the following: Zila, ZP or Inter-Cal and (b) increased by the amount of any net proceeds realized from the sale to any party of any capital stock of Zila.”

          2.     Additional Financial Covenants.  On or before June 30, 2003, Borrower will provide Lender, in form acceptable to Lender, Borrower’s forecast of its projected income and expenses for the 2004 fiscal year and such additional information as may be requested by Lender, from which there must be prepared and executed, on or prior to July 31, 2003, financial covenants, in addition to those contained in the Agreement, in nature, form and substance mutually acceptable to Lender and Borrower.  Failure to timely agree upon these additional financial covenants shall constitute an Event of Default under the Loan Agreement.

Congress	Fourth Amendment to Loan Documents

          3.     Dominion Conditions.  Effective upon execution hereof, a Dominion Condition as defined in Section 6.3(a) of the Agreement shall be deemed to be in full force and effect.  As a result, among other things, Borrower shall promptly deposit and direct its account debtors to directly remit, into the Blocked Accounts all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.

          4.     EBITDA Covenant.  Borrower’s EBITDA shall be not less than ($1,700,000), for the preceding six months, as of January 31, 2003; shall be not less than ($1,850,000), for the preceding nine months, as of April 30, 2003; and shall not be less than ($1,675,000), for the preceding twelve months, as of July 31, 2003.  The EBITDA Covenant shall not be applicable, or tested, for any period of time in which Borrower has Excess Availability of $2,500,000 or more.

          5.     Fee.  In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $5,000, which shall be non-refundable and in addition to all interest and all other fees and charges, and which may be charged to Borrower’s loan account.

          6.     Representations True.  Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

          7.     General Provisions.  This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and under-standings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Lender:

ZILA, INC.		CONGRESS FINANCIAL CORPORATION (Western)

By:	/s/ DOUGLAS D. BURKETT Ph.D	By:	/s/ CRAIG TAYLOR

	President or Vice President	Title:	Vice President

By:	/s/ DAVID M. PETULLA

Secretary or Ass’t Secretary

	Congress	Fourth Amendment to Loan Documents

ZILA PHARMACEUTICALS, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D

President or Vice President

By	/s/ DAVID M. PETULLA

Secretary or Ass’t Secretary

INTER-CAL CORPORATION, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D

President or Vice President

By	/s/ DAVID M. PETULLA

Secretary or Ass’t Secretary

CONSENT

          The undersigned, guarantors, acknowledge that their consent to the foregoing Fourth Amendment to Loan Documents is not required, but the undersigned nevertheless do hereby consent to the foregoing Fourth Amendment to Loan Documents and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties.  Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guarantees of the undersigned, all of which are hereby ratified and affirmed.  This Consent may be executed in counterparts.  The signatures of the undersigned shall be fully effective even if other persons named below fail to sign this Consent.

ZILA, INC.		ZILA PHARMACEUTICALS, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D	By	/s/ DOUGLAS D. BURKETT Ph.D

	President or Vice President		President or Vice President

	/s/ DAVID M. PETULLA	By	/s/ DAVID M. PETULLA

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

	Congress		Fourth Amendment to Loan Documents

BIO-DENTAL TECHNOLOGIES CORPORATION		ZILA TECHNOLOGIES, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D	By	/s/ DOUGLAS D. BURKETT Ph.D

	President or Vice President		President or Vice President

By	/s/ DAVID M. PETULLA	By	/s/ DAVID M. PETULLA

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

OXYCAL LABORATORIES, INCORPORATED		ZILA LIMITED, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D	By	/s/ DOUGLAS D. BURKETT Ph.D

	President or Vice President		President or Vice President

By	/s/ DAVID M. PETULLA	By	/s/ DAVID M. PETULLA

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

ZILA SWAB TECHNOLOGIES, INC.		INTER-CAL CORPORATION, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D	By	/s/ DOUGLAS D. BURKETT Ph.D

	President or Vice President		President or Vice President

By	/s/ DAVID M. PETULLA	By	/s/ DAVID M. PETULLA

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

INTEGRATED DENTAL TECHNOLOGIES, INC.		ZILA ACQUISITION CORP.

By	/s/ DOUGLAS D. BURKETT Ph.D	By	/s/ DOUGLAS D. BURKETT Ph.D

	President or Vice President		President or Vice President

By	/s/ DAVID M. PETULLA	By	/s/ DAVID M. PETULLA

	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary

ZILA INTERNATIONAL, INC.

By	/s/ DOUGLAS D. BURKETT Ph.D

President or Vice President

By	/s/ DAVID M. PETULLA

Secretary or Ass’t Secretary